Exhibit 10.7

DIRECT VET MARKETING, INC.

AMENDMENT TO

2010 STOCK INCENTIVE PLAN

June 30, 2017

WHEREAS, the Board of Directors and stockholders of Direct Vet Marking, Inc., a Delaware corporation (the “Company”) approved and adopted the Company’s 2010 Stock Incentive Plan (as amended to date, the “Plan”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

WHEREAS, the Board of Directors and the stockholders of the Company have determined that it is in the best interest of the Company to amend the Plan to provide for an increase in the maximum number of shares of Common Stock reserved and available for issuance under the plan to 12,400,210 and have authorized said increase.

NOW, THEREFORE, in accordance with the foregoing, the Plan is amended as follows:

1.    Section 4(a) is hereby amended and restated in its entirety as follows:

Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 12,400,210 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the two immediately preceding sentences shall be subject to any limitations under the Code, Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

2.    Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

DATE APPROVED BY BOARD OF DIRECTORS:	June 30, 2017
DATE APPROVED BY STOCKHOLDERS:	July 13, 2017

IN WITNESS WHEREOF, to record the adoption of this Amendment to the Plan, the Company has caused the execution of this instrument on this 13th day of July, 2017.

DIRECT VET MARKETING, INC.

By:	/s/ Benjamin J. Shaw
Name:	Benjamin J. Shaw
Title:	Chief Executive Officer

Signature Page to Amendment to 2010 Stock Incentive Plan